Exhibit 99.1

SUM-100

SUMMONS	FOR COURT USE ONLY
(CITACION JUDICIAL)	(SOLO PARA USO DE LA CORTE)
NOTICE TO DEFENDANT:
(AVISO AL DEMANDADO):
Aspect Communications Corporation, Gary E. Barnett, Barry M. Ariko, Norman A. Fogelsong, A. Barry Rand, Robert F. Smith, Thomas Weatherford, and David B. Wright

YOU ARE BEING SUED BY PLAINTIFF:
(LO ESTÁ DEMANDANDO EL DEMANDANTE):
Mary Sheridan

You have 30 CALENDAR DAYS after this summons and legal papers are served on you to file a written response at this court and have a copy served on the plaintiff. A letter or phone call will not protect you. Your written response must be in proper legal form if you want the court to hear your case. There may be a court form that you can use for your response. You can find these court forms and more information at the California Courts Online Self-Help Center (www.courtinfo.ca.gov/selfhelp), your county law library, or the courthouse nearest you. If you cannot pay the filing fee, ask the court clerk for a fee waiver form. If you do not file your response on time, you may lose the case by default, and your wages, money, and property may be taken without further warning from the court.

There are other legal requirements. You may want to call an attorney right away. If you do not know an attorney, you may want to call an attorney referral service. If you cannot afford an attorney, you may be eligible for free legal services from a nonprofit legal services program. You can locate these nonprofit groups at the California Legal Services Web site (www.lawhelpcalifornia.org), the California Courts Online Self-Help Center (www.courtinfo.ca.gov/selfhelp), or by contacting your local court or county bar association.

Tiene 30 DÍAS DE CALENDARIO después de que le entreguen esta citación y papeles legales para presentar una respuesta por escrito en esta corte y hacer que se entregue una copia al demandante. Una carta o una llamada telefónica no lo protegen. Su respuesta por escrito tiene que estar en formato legal correcto si desea que procesen su caso en la corte. Es posible que haya un formulario que usted pueda usar para su respuesta. Puede encontrar estos formularios de la corte y más información en el Centro de Ayuda de las Cortes de California (www.courtinfo.ca.gov/selfhelp/espanol/), en la biblioteca de leyes de su condado o en la corte que le quede más cerca. Si no puede pagar la cuota de presentación, pida al secretario de la corte que le dé un formulario de exención de pago de cuotas. Si no presenta su respuesta a tiempo, puede perder el caso por incumplimiento y la corte le podrá quitar su sueldo, dinero y bienes sin más advertencia. Hay otros requisitos legales. Es recomendable que llame a un abogado inmediatamente. Si no conoce a un abogado, puede llamar a un servicio de remisión a abogados. Si no puede pagar a un abogado, es posible que cumpla con los requisitos para obtener servicios legales gratuitos de un programa de servicios legales sin fines de lucro. Puede encontrar estos grupos sin fines de lucro en el sitio web de California Legal Services, (www.lawhelpcalifornia.org), en el Centro de Ayuda de las Cortes de California, (www.courtinfo.ca.gov/selfhelp/espanol/) o poniéndose en contacto con la corte o el colegio de abogados locales.

CASE NUMBER: 105CV045093
The name and address of the court is:	(Número del Caso):
(El nombre y dirección de la corte es):	105CV045093

Santa Clara Superior Court, Civil Division
191 North First Street
San Jose, CA 95113
Telephone: 408/299-2964

The name, address, and telephone number of plaintiff’s attorney, or plaintiff without an attorney, is:
(El nombre, la dirección y el número de teléfono del abogado del demandante, o del demandante que no tiene abogado, es):

Francis M. Gregorek, Wolf Haldenstein Adler Freeman & Herz LLP, 750 B Street, Suite 2770, San Diego, CA 92101, Telehphone: 619-239-4599

DATE: JUL 14, 2005	Clerk, by;	/s/ Y. Carrejo	Deputy

(Fecha)	(Secretario		(Adjunto)

(For proof of service of this summons, use Proof of Service of Summons (form POS-010).)
(Para prueba de entrega de esta citatión use el formulario Proof of Service of Summons, (POS-010)).

NOTICE TO THE PERSON SERVED: You are served

[SEAL]	1.	☐	as an individual defendant.
	2.	☑	as the person sued under the fictitious name of (specify):
Aspect Communications Corporation
	3.	☑	on behalf of (specify):
		under:	☑ CCP 416.10 (corporation) ☐	CCP 416.60 (minor)
			☐ CCP 416.20 (defunct corporation) ☐	CCP 416.70 (conservatee)
			☐ CCP 416.40 (association or partnership) ☐	CCP 416.90 (authorized person)
☐ other (specify):
	4.	☐	by personal delivery on (date):

Form Adopted for Mandatory Use		Code of Civil Procedure §§ 412.20,465

Judicial Council of California	SUMMONS	American LegalNet, Inc.
Sum-100 [Rev. January 1, 2004]		www USCourtForms.com

Wolf Halderstein Adler Freeman & Herz llp
Francis M. Gregorek
Betsy C. Manifold
Francis A Bottini, Jr.
Rachele R. Rickert
Symphony Towers
750 B Street, Suite 2770
San Diego, CA 92101
Telephone: (619) 239-4599
Facsimile: (619) 234-4599
Attorneys for Plaintiff Mary Sheridan

SUPERIOR COURT OF CALIFORNIA

COUNTY OF SANTA CLARA

MARY SHERIDAN,	Case No.: 105CV045093

Plaintiff,	CLASS ACTION COMPLAINT

v.

ASPECT COMMUNICATIONS CORPORATION, GARY E. BARNETT, BARRY M. ARIKO, NORMAN A. FOGELSONG, A. BARRY RAND, ROBERT F. SMITH, THOMAS WEATHERFORD, and DAVID B. WRIGHT,

Defendants.

CLASS ACTION COMPLAINT

     Plaintiff, by her attorneys, alleges upon personal knowledge as to her own acts and upon information and belief premised on the investigation of her counsel as to all other matters, as follows:

NATURE OF ACTION

     1. Plaintiff purchased or acquired 200 shares of the common stock of Aspect Communications Corporation (“Aspect” or the “Company”) prior to the events giving rise to the allegations herein, and continues to hold such shares.

     2. This action arises from breaches of fiduciary duties in connection with the acquisition of Aspect (the “Transaction”) by Concerto Software, Inc. (“Concerto”). Defendants prematurely entered into a merger agreement with Concerto without fulfilling their most basic obligation to conduct a full and fair sale process to ensure that the Aspect shareholders received the highest value reasonably available for their shares of Aspect common stock. By their actions, Aspect and its directors have deprived Aspect’s stockholders of a fair process for the sale of their shares and the best possible value for those shares. Plaintiff alleges that she and other public shareholders of Aspect common stock are entitled to enjoin the proposed Transaction or, alternatively, to recover damages in the event that the Transaction is consummated. The proposed Transaction is the result of an unfair process, results in the denial to shareholders of important information regarding the value of their shares of Aspect, and does not provide for adequate value for Aspect’s shareholders. The decision of the Director Defendants (as defined below), who constitute Aspect’s Board of Directors to pursue the proposed Transaction constitutes a breach of their fiduciary duties to plaintiff and other Aspect shareholders.

JURISDICTION AND VENUE

     3. This Court has jurisdiction over the causes of action asserted herein pursuant to the California Constitution, Article VI, § 10, because this case is a cause not given by statute to other trial courts. The amount in controversy exceeds the jurisdictional minimum of this Court.

     4. This Court has jurisdiction over defendant Aspect because its corporate

CLASS ACTION COMPLAINT

headquarters are located at 1320 Ridder Park Drive, San Jose, California. This Court has jurisdiction over the individual defendants because many of them are California citizens, own property in California, and/or reside in California.

     5. Venue is proper in this Court because the conduct at issue took place and had an effect in this County.

PARTIES

     6. Plaintiff Mary Sheridan is and, at all relevant times, has been the owner of shares of Aspect common stock.

     7. Defendant Aspect Communications Corporation (“Aspect” or the “Company”) is a corporation organized and existing under the laws of the State of California. Aspect maintains its principal offices at 1320 Ridder Park Drive, San Jose, California 95131-2312. Aspect, is a leading provider of contact center solutions and services that enable businesses to manage and optimize customer communications. Aspect’s global customer base includes more than two-thirds of the Fortune 50 and corporations in a range of industries, including transportation, financial services, insurance, telecommunications, retail and outsourcing, as well as large government agencies. The Company’s leadership is based on two decades of expertise.

     8. As of July 5, 2005, Aspect had approximately 61.3 million shares of ordinary shares outstanding.

     9. Defendant Gary E. Barnett has been a director since June 2004 and is President and Chief Executive Officer of Aspect. If the Transaction is completed, Mr. Barnett will receive his regular base salary of $430,000 for up to 18 months and 1.5 times the average of his actual bonus payments of 3209,000.

     10. Defendant Barry M. Ariko is a board member of Aspect.

     11. Defendant Norman A. Fogelsong is a board member of Aspect.

     12. Defendant A. Barry Rand is a board member of Aspect. In August 2003, Mr. Rand was appointed Interim Chairman and continues to serve until a successor is appointed or elected.

CLASS ACTION COMPLAINT

     13. Defendant Robert F. Smith is a board member of Aspect. Mr. Smith is the Managing Principal Partner of Vista Equity Partners, which he founded in 2000. Vista is the Company’s largest single shareholder and owned 22 million shares as of February 28, 2005. These shares represent common stock currently issuable upon the conversion of 50,000 shares of Series B preferred stock, which is 100% of the authorized issued and outstanding shares of Series B preferred stock.

     14. Defendant Thomas Weatherford is a board member of Aspect.

     15 Defendant David B. Wright is a board member of Aspect.

     16. The foregoing individual directors and board members of Aspect (collectively the “Director Defendants”) owe fiduciary duties to Aspect and its shareholders.

     17. The individuals identified above are collectively referred to throughout this complaint as the “Director Defendants.”

     18. The Director Defendants, by reason of their corporate directorship and/or executive positions, stand in a fiduciary position relative to the Company’s shareholders, which fiduciary relationship, at all tunes relevant herein, required the Director Defendants to exercise their best judgment, and to act in a prudent manner and in the best interests of the Company’s shareholders.

     19. Each Director Defendant owed and owes Aspect and its public shareholders fiduciary duties and was and is required to further the best interests of Aspect and its public shareholders; undertake an adequate evaluation of the Company’s worth as to potential merger/acquisition candidates; maximize the financial recovery for Aspect shareholders; refrain from abusing their positions of control; refrain from favoring their own interests at the expense of Aspect and its shareholders; only consent to transactions that are in the financial interest of Aspect shareholders; and act in good faith in carrying out their obligations to shareholders with due care and information.

CLASS ACTION ALLEGATIONS

     20. Plaintiff brings this case on her own behalf and as a class action, pursuant to CCP § 382. on behalf of all stockholders of the Company, except defendants herein and any

CLASS ACTION COMPLAINT

person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants who own shares of Aspect subject to the acquisition of Aspect by Concerto (the “Class”).

     21. This action is properly maintainable as a class action.

     22. The Class is so numerous that joinder of all members is impracticable. The Company has thousands of stockholders who are scattered throughout the United States. As of July 5, 2005, Aspect had 61.3 million shares of common stock outstanding.

     23. There are questions of law and fact that are common to the Class and that predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

          (a) Whether the Transaction as negotiated and structured denies shareholders information (particularly with respect to the value of their shares) necessary to make an informed decision whether to sell their shares;

          (b) Whether the Director Defendants have breached their fiduciary duties owed by them to plaintiff and other members of the Class, including their duties of entire fairness, loyalty, due care, and full disclosure; and

          (c) Whether plaintiff and the other members of the Class are being and will continue to be injured by the wrongful conduct alleged herein and, if so, what is the proper remedy and/or measure of damages.

     24. Plaintiff is committed to prosecuting the action and has retained competent counsel experienced in litigation of this nature. Plaintiff’s claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Plaintiff is an adequate representative of the Class.

     25. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or

CLASS ACTION COMPLAINT

substantially impair or impede their ability to protect their interests.
     26. The defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.
BACKGROUND
     27. Concerto provides flexible solutions for automatic call distribution (ACD), predictive dialing, workforce management, analytics, interactive voice response (IVR) and multi-channel contact. Concerto is headquartered in Westford, MA and has operations in Europe and Asia.
     28. In January 2003, Vista Equity Fund II, L.P. (“Vista”) purchased $50 million of Aspect’s Series B redeemable convertible preferred stock (“Series B Preferred Stock”), which, assuming conversion at the initial conversion price, represented approximately 26% of the Company’s outstanding shares on a fully diluted basis. The Company received $44 million in net proceeds from this transaction.
     29. On or after the tenth anniversary of the closing, January 21, 2013, the Company has an obligation to redeem each share of unconverted Series B Preferred Stock for cash at a redemption price equal to 125% of the original purchase price plus accrued and unpaid dividends. Additionally, in the event that the Company declares a dividend or distribution to the holders of common stock, the holders of Series B Preferred Stock would have been entitled to equivalent participation on an as-if-converted basis in such dividend or distribution.
     30. As the holder of the Series B Preferred Stock, Vista also has the right to nominate two of the seven directors, which provides Vista with a substantial degree of control over Aspect’s operations.
     31. Vista, the holder of the Series B Preferred Stock, also has veto rights with respect to certain Company actions. Without an affirmative vote by Vista, the Company cannot dispose of all or substantially all the Company’s assets, incur an indebtedness in excess of $10 million, approve or implement an annual budget, invest in or acquire another

CLASS ACTION COMPLAINT

company, business or entity involving an aggregate purchase price of $10 million or allow the Company to terminate or change the compensation paid to certain officers, such as Mr. Barnett.
     32. On February 13, 2004, the Company filed a Registration Statement on Form S-3 for the registration of 12,000,000 shares of its common stock, 2,700,000 of which would be offered by the Company and 9,300,000 of which would be offered by selling shareholders. In connection with the offering, Vista agreed to convert all of its Series B convertible preferred stock into 22,222,222 shares of the Company’s common stock immediately prior to the completion of the offering. In consideration for this voluntary conversion, the Company agreed to issue Vista 200,000 additional shares of the Company’s common stock and pay Vista a $3 million transaction fee. On August 23, 2004, the Company announced that it was withdrawing the offering of the 12,000,000 shares of its common stock due to market conditions. As the offering was withdrawn without completion, the conversion agreement with Vista described above expired, without payments being made thereunder and accordingly in the third quarter of 2004, the Company expensed approximately $0.8 million in legal, accounting and printing costs incurred for the preparation of the public offering.
     33. On June 28, 2005, Aspect announced the latest release of its award-winning contact center operating environment. Aspect Uniphi Suite offers the flexibility and functionality needed for a contact center application convergence, including ACD and IVR, on a single, centrally managed, switch-agnostic platform. Version 6.1 simplifies application development, system administration and management while doubling the number of agents supported by Aspect’s release last year. Aspect also announced that Cinergy, one of the largest diversified energy companies in the U.S., is implementing the Aspect converged contact center model using Uniphi Suite.
SUBSTANTIVE ALLEGATIONS
     34. On July 5, 2005, Concerto and Aspect announced a definitive agreement to combine the companies. Morgan Stanley & Co. Incorporated advised Aspect in the

CLASS ACTION COMPLAINT

Transaction and provided an opinion to Aspect’s board of directors in connection with the Transaction.
     35. Under the agreement, Aspect shareholders will receive $11.60 in cash for each share of common stock, which purports to represent an approximate 15% premium to the average closing price over the prior 30 trading days.
     36. The holder of Aspect Series B Preferred Stock will receive an equivalent amount of cash per share on an as-converted basis. Under the terms of the deal, Vista’s $50 million investment will be monetized and equate to $257 million. The shares of Series B Preferred Stock are initially convertible into 22.2 million shares of the Company’s common stock (subject to certain anti-dilution protection adjustments). Vista will receive $257 million on a $50 million investment in January 2003, a redemption price equal to 500% of the original purchase price.
     37. Based on the number of shares of Aspect common stock, common stock options and Series B Preferred Stock outstanding on July 4, 2005, the transaction is valued at approximately $1.0 billion.
     38. Aspect is a leader in contact center workforce management applications. The transaction will purportedly form the largest company solely focused on contact center products and services.
     39. The Transaction has been approved by Aspect’s Board of Directors and is anticipated to close as early as September 2005. Upon closing, Aspect will no longer be publicly traded.
     40. The new company will be privately held by Concerto’s investors, Golden Gate Capital, Oak Investment Partners and management.
     41. The chief executive officer and president of the combined company will be James D. Foy, Concerto’s President and Chief Executive Officer.
     42. Aspect noted that based on current preliminary information, revenue for the second quarter ending June 30, 2005, is estimated to be between $85 million and $86 million. Operating income for the quarter is estimated to be $7.5 million to $8.5 million and

CLASS ACTION COMPLAINT

earnings per share for the second quarter is expected to be in the range of $0.06 to $0.07. This compares to the Company’s prior expectations of revenue to be between $90 million and $92 million, operating income of $10 million to $11 million, and earnings per share in the range $0.08 to $0.10 as set forth in the Company’s press release dated April 19, 2005. The expected second quarter operating income and earnings per share include approximately $4 million in restructuring charges related to office space consolidation.
     43. That transaction, as presently constituted, is unfair to Aspect’s public shareholders for the following reasons:
          (a) The price of Aspect’s common stock has been down approximately 80% in the last five years; premised on the 52-week high of $14.12, the Transaction constitutes no premium.
          (b) The total value of the offer represents less than a 3% premium over Friday’s closing price of $11.20 and no premium over its 52-week high of $14.12.
          (c) The proposed Transaction fails to provide any consideration for Aspect’s historic price performance, provides no premium on its 52 week high, provides almost no premium over Aspect’s recent stock appreciation based on its upgraded product announcement prior to the Transaction announcement where Aspect shares rose 24 cents or 2.1% to $11.44 last week, and fails to reflect the value of Aspect’s latest product upgrade and its implementation by its Fortune 50 client base.
     44. That Aspect’s Board violated its duty of care is evidenced by the fact that the clear conflict has resulted in Aspect’s shareholders receiving insufficient consideration for their shares. Aspect is presently trading below the offering price on the news of the Merger Agreement.
     45. The proposed “going private” acquisition transaction is wrongful, unfair and harmful to Aspect’s public stockholders, the Class members, and represents an attempt by defendants to aggrandize the personal and financial positions and interests of board members at the expense of and to the detriment of the stockholders of the Company. The proposed transaction will deny plaintiff and other Class members their rights to share

CLASS ACTION COMPLAINT

appropriately in the true value of the Company’s assets and future growth in profits and earnings, while usurping the same for the benefit of Concerto at an unfair and inadequate price.
     46. In short, this “going private” transaction allows Concerto to gain access to Aspect’s latest technology and Fortune 50 client base along with its two decades of technological expertise at an unfair and inadequate price and allows the preferred shareholders to unfairly profit at the expense of the common stockholders.
DEFENDANTS’ FIDUCIARY DUTIES
     47. The Director Defendants’ fiduciary obligations under these circumstances require them to:
          (a) Undertake an appropriate evaluation of Aspect’s worth as a merger candidate;
          (b) Engage in a meaningful auction with third parties in an attempt to obtain the best value for Aspect’s public shareholders;
          (c) Act independently so that the interests of Aspect’s public shareholders will be protected and enhanced;
          (d) Disclose fully and completely all material information, including an opinion by the Board of Directors, the basis for the Board of Directors’ opinion, and what parties were consulted in this regard; and
          (e) Retain independent advisers to properly assess whether the Transaction is in Aspect’s shareholder’s best interest and whether the consideration obtained for Aspect’s common stock is appropriate.
     48. Defendants owe fundamental fiduciary obligations to Aspect’s stockholders to take all necessary and appropriate steps to maximize the value of Aspect’s common stock. In addition, the Director Defendants have the responsibility to act independently so that the interests of the Company’s public stockholders will be protected and to consider properly all bona fide offers for the Company and to reject offers that are clearly not in the interest of shareholders. Further, the directors of Aspect must adequately ensure that no conflict of

CLASS ACTION COMPLAINT

interest exists between the Director Defendants’ own interests and their fiduciary obligations to maximize stockholder value or, if such conflicts exist, to ensure that all such conflicts will be resolved in the best interests of the Company’s stockholders.
     49. Because the Director Defendants dominate and control the business and corporate affairs of Aspect and because they are in possession of private corporate information concerning Aspect’s assets, businesses and future prospects, there exists an imbalance and disparity of knowledge of economic power between defendants and the public stockholders of Aspect. This discrepancy makes it grossly and inherently unfair for defendants to entrench themselves at the expense of Aspect’s stockholders.
     50. The Director Defendants have breached their fiduciary and other common law duties owed to plaintiff and other members of the Class in that they have not and are not exercising independent business judgment and have acted and are acting to the detriment of the class.
FIRST CAUSE OF ACTION
Breach Of Fiduciary Duty
(Against The Director Defendants)
     51. Plaintiff re-alleges and incorporates each and every paragraph above as though fully set forth herein.
     52. By virtue of their positions as board members and fiduciaries with inside information, the defendants owed fiduciary duties of good faith, fair dealing, and loyalty to plaintiff and the members of the Class. Defendants’ duties of good faith, fair dealing, and loyalty required them to avoid self-dealing and ensure that all Aspect shareholders receive the same consideration in the merger agreement.
     53. Defendants, acting in concert, have violated their fiduciary duties owed to the public shareholders of Aspect. Defendants have failed to fully disclose the true value of Aspect’s assets, earning power and future financial benefits. The defendants have wrongfully failed and refused to seek a purchase of Aspect at the highest possible price and instead have chilled potential offers. The defendants put their own personal interests ahead of the interests of the Aspect public shareholders and have used their control positions as

CLASS ACTION COMPLAINT

directors of Aspect for the purpose of reaping personal gain for board members at the expense of Aspect’s public shareholders.
     54. The Director Defendants failed to (1) undertake an adequate evaluation of Aspect’s worth as a potential merger/acquisition candidate; (2) take adequate steps to enhance Aspect’s value and/or attractiveness as a merger/acquisition candidate; (3) effectively expose Aspect to the marketplace in an effort to create an active and open auction for Aspect assets; (4) act independently so that the interests of public shareholders would be protected; and (5) disclose all material facts of the proposed Transaction to Aspect’s shareholders. Instead, defendants have set an acquisition price for the shares of Aspect stock that does not reflect the true value of Aspect and fails to provide appropriate premium.
     55. These tactics pursued by defendants are, and will continue to be, wrongful, unfair and harmful to Aspect’s public shareholders, and are an attempt by certain defendants to aggrandize their personal positions, interests and finances at the expense of and to the detriment of the Aspect public stockholders. These maneuvers by the defendants will deny members of the Class their right to share appropriately in the true value of Aspect’s valuable assets, future earnings and profitable businesses to the same extent as they would as Aspect shareholders.
     56. In contemplating, planning and/or affecting the foregoing specified acts and in pursuing and structuring the Transaction, defendants are not acting in good faith toward plaintiff and the Class, and have breached, and are breaching, their fiduciary duties to plaintiff and the Class.
     57. Because the Director Defendants (and those acting in concert with them) dominate and control the business and corporate affairs of Aspect, and because they are in possession of private corporate information concerning Aspect’s businesses and future prospects, there exists an imbalance and disparity of knowledge and economic power between the defendants and the public shareholders of Aspect which makes it inherently unfair to Aspect’s public shareholders.

CLASS ACTION COMPLAINT

     58. By reason of the foregoing acts, practices and course of conduct, the Director Defendants have failed to use the required care and diligence in the exercise of their fiduciary obligations owed to Aspect and its public shareholders.
     59. As a result of the actions of the defendants, plaintiff and the Class have been and will be damaged in that they will not receive the fair value of Aspect’s assets and business in exchange for their Aspect shares, and have been and will be prevented from obtaining a fair price for their shares of Aspect common stock.
     60. Unless enjoined by this Court, the Director Defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, all to the irreparable harm of the Class.
     61. Plaintiff seeks preliminary and permanent injunctive relief and declaratory relief preventing defendants from inequitably and unlawfully depriving plaintiff and the Class of their rights to realize a full and fair value for their stock at a premium over the market price, by unlawfully entrenching themselves in their positions of control, and to compel defendants to carry out their fiduciary duties to maximize shareholder value.
     62. Only through the exercise of this Court’s equitable powers can plaintiff be fully protected from the immediate and irreparable injury which defendants’ actions threaten to inflict.
     63. Unless enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class, and/or aid and abet and participate in such breaches of duty, and will prevent the sale of Aspect at a substantial premium, all to the irreparable harm of plaintiff and other members of the Class.
     64. Plaintiff and the Class have no adequate remedy at law.
SECOND CAUSE OF ACTION
Breach Of Fiduciary Duty Of Candor
(Against The Director Defendants)
     65. As a result of their positions as directors of The Aspect Corporation, and because Aspect and the Director Defendants seek a vote by Aspect’s shareholders with respect to the Transaction, the Director Defendants have a fiduciary duty to fully disclose all material facts relating to the Transaction.

CLASS ACTION COMPLAINT

     66. Plaintiff and the Class have been damaged, and the Director Defendants are the actual and approximate cause of such damage.
     WHEREFORE, plaintiff demands judgment as follows:
     (a) Declaring that this Action is properly maintainable as a class action and certifying plaintiff as representative of the Class;
     (b) Preliminarily and permanently enjoining defendants and their counsel, agents, employees, and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the proposed Transaction;
     (c) In the event that the proposed Transaction is consummated rescinding it and setting it aside,
     (d) Awarding compensatory damages against defendants, individually and severally, in an amount to determined at trial, together with pre-judgment and post-judgment interest at the maximum rate allowable by law;
     (e) Awarding plaintiff her costs and disbursements, including reasonable allowances for fees of plaintiffs counsel and reimbursement of expenses; and
     (f) Granting plaintiff and the Class such other and further relief as the Court may deem just and proper.

Dated: July 14, 2005	Wolf Halderstein Adler Freeman & Herz LLP
Francis M. Gregorek
Betsy C. Manifold
Francis A Bottini, Jr.
Rachele R. Rickert

	By	/s/ Francis M. Gregorek

Attorneys for Plaintiff Mary Sheridan

CLASS ACTION COMPLAINT

CM-010

ATTORNEY OR PARTY WITHOUT ATTORNEY (*Name, state bar number, and address*):	FOR COURT USE ONLY
Francis M. Gregorek (144785) Wolf Haldenstein Adler Freeman a& Herz LLP 750 B Street, Suite 2770 San Diego, CA 92101 TELEPHONE NO.: 619/239-4599 FAX NO.: 619-234-4599 ATTORNEY FOR (*Name*): Plaintiff Mary Sheridan	
SUPERIOR COURT OF CALIFORNIA, COUNTY OF Santa Clara STREET ADDRESS: Civil Division, 191 North First Street MAILING ADDRESS: CITY AND ZIP CODE: San Jose, CA 95113 BRANCH NAME:	
CASE NAME: Sheridan v. Aspect Communications Corporation, et al.	

CIVIL CASE COVER SHEET	Complex Case Designation	CASE NUMBER: 105CV045093
☒ **Unlimited** (Amount demanded exceeds $25,000) ☐ **Limited** (Amount demanded is $25,000 or less)	☐ **Counter** ☐ **Joinder** Filed with first appearance by defendant (Cal. Rules of Court, rule 1811)	JUDGE: DEPT:

Auto Tort
- ☐ Auto (22)
- ☐ Uninsured motorist (46)

Employment
- ☐ Wrongful termination (36)
- ☐ Other employment (15)

Unlawful Detainer
- ☐ Commercial (31)
- ☐ Residential (32)
- ☐ Drugs (38)

Enforcement of Judgment
- ☐ Enforcement of judgment (20)

Miscellaneous Civil Complaint
- ☐ RICO (27)
- ☐ Other complaint *(not specified above)* (42)

2. This case ☒ is ☐ is not complex under rule 1800 of the California Rules of Court. If the case is complex, mark the factors requiring exceptional judicial management:
   a. ☐ Large number of separately represented parties
   b. ☒ Extensive motion practice raising difficult or novel issues that will be time-consuming to resolve
   c. ☒ Substantial amount of documentary evidence
   d. ☐ Large number of witnesses
   e. ☐ Coordination with related actions pending in one or more courts
   f. ☐ Substantial post-judgment judicial supervision
3. Type of remedies sought *(check all that apply)*:
   a. ☐ monetary b. ☒ nonmonetary; declaratory or injunctive relief c. ☐ punitive
4. Number of causes of action *(specify)*:
5. This case ☒ is ☐ is not a class action suit.

Date: July 14, 2005

Francis M. Gregorek ▶ /s/ Francis M. Gregorek

Page 1 of 2

CIVIL CASE COVER SHEET

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Francis M. Gregorek (144785) Wolf Haldenstein Adler Freeman a& Herz LLP 750 B Street, Suite 2770 San Diego, CA 92101 619/239-4599 619-234-4599 Plaintiff Mary Sheridan Santa Clara Civil Division, 191 North First Street San Jose, CA 95113 Sheridan v. Aspect Communications Corporation, et al. Unlimited Limited Counter Joinder 105CV045093 Auto (22) Uninsured motorist (46) Breach of contract/warranty (06) Collections (09) Insurance coverage (18) Other contract (37) Antitrust/Trade regulation (03) Construction defect (10) Mass tort (40) Securities litigation (28) Environmental /Toxic tort (30) Copyright 2003, American LegalNet, Inc. Asbestos (04) Product liability (24) Medical malpractice (45) Other PI/PD/WD (23) Wrongful eviction (33) Other real property (26) Business tort/unfair business practice (07) Civil rights (08) Defamation (13) Fraud (16) Intellectual property (19) Professional negligence (25) Other non-PI/PD/WD tort (35) Enforcement of judgment (20) Commercial (31) Residential (32) Drugs (38) RICO (27) Other complaint (not specified above) (42) Asset forfeiture (05) Petition re: arbitration award (11) Writ of mandate (02) Other judicial review (39) Partnership and corporate governance (21) Other petition (not specified above) (43) Wrongful termination (36) Other employment (15) is is not complex under rule 1800 of the California Rules of Court. If the case is complex, mark the Large number of separately represented parties Substantial amount of documentary evidence Large number of witnesses Coordination with related actions pending in one or more courts Substantial post-judgment judicial supervision in other counties, states or countries, or in a federal court monetary b. nonmonetary; declaratory or injunctive relief punitive is is not a class action suit. July 14, 2005 Francis M. Gregorek CM-010 ATTORNEY OR PARTY WITHOUT ATTORNEY (Name, state bar number, and address): FOR COURT USE ONLY TELEPHONE NO.: FAX NO.: ATTORNEY FOR (Name): SUPERIOR COURT OF CALIFORNIA, COUNTY OF STREET ADDRESS: MAILING ADDRESS: CITY AND ZIP CODE: BRANCH NAME: CASE NAME: CIVIL CASE COVER SHEET Complex Case Designation CASE NUMBER: (Amount (Amount demanded demanded is exceeds $25,000) $25,000 or less) Filed with first appearance by defendant (Cal. Rules of Court, rule 1811) JUDGE: DEPT: All five (5) items below must be completed (see instructions on page 2). 1. Check one box below for the case type that best describes this case: Auto Tort Contract Provisionally Complex Civil Litigation (Cal. Rules of Court, rules 1800-1812) Other PI/PD/WD (Personal Injury/Property Damage/Wrongful Death) Tort Real Property Eminent domain/Inverse condemnation (14) Non-PI/PD/WD (Other) Tort Insurance coverage claims arising from the above listed provisionally complex case types (41) Enforcement of Judgment Unlawful Detainer Miscellaneous Civil Complaint Judicial Review Miscellaneous Civil Petition Employment 2. This case factors requiring exceptional judicial management: a. d. b. Extensive motion practice raising difficult or novel issues that will be time-consuming to resolve e. c. f. 3. Type of remedies sought (check all that apply): a. c. 4. Number of causes of action (specify): 5. This case Date: (TYPE OR PRINT NAME) (SIGNATURE OF PARTY OR ATTORNEY FOR PARTY) • NOTICE Plaintiff must file this cover sheet with the first paper filed in the action or proceeding (except small claims cases or cases filed under the Probate, Family, or Welfare and Institutions Code). (Cal. Rules of Court, rule 201. 8.) Failure to file may result in • sanctions. • File this cover sheet in addition to any cover sheet required by local court rule. • If this case is complex under rule 1800 et seq. of the California Rules of Court, you must serve a copy of this cover sheet on all other parties to the action or proceeding. Unless this is a complex case, this cover sheet will be used for statistical purposes only. Page 1 of 2
Form Adopted for Mandatory Use Judicial Council of California CM-010 [Rev. July 1, 2003]
CIVIL CASE COVER SHEET American LegalNet, Inc. www.USCourtForms.com
Cal. Rules of Court, rules 201.8, 1800-1812; Standards of Judicial Administration, § 19 www.courtinfo.ca.gov

ATTACHMENT A

CIVIL LAWSUIT NOTICE Superior Court of California, County of Santa Clara 191 N. First St., San Jose, CA 95113	CASE NUMBER: 105CV045093

READ THIS ENTIRE FORM

PLAINTIFFS (the person(s) suing): Within 60 days after filing the lawsuit, you must serve each defendant with the Complaint, Summons, an Alternative Dispute Resolution (ADR) Information Sheet, and a copy of this Civil Lawsuit Notice, and you must file written proof of such service.

DEFENDANTS (the person(s) being sued): You must do each of the following to protect your rights:
1.	You must file a written response to the Complaint, in the clerk’s office of the Court, within 30 days of the date the Summons and Complaint were served on you;

2.	You must send a copy of your written response to the plaintiff; and

3.	You must attend the first Case Management Conference.
Warning: If you do not do these three things, you may automatically lose this case.
RULES AND FORMS: You must follow the California Rules of Court (CRC) and the Santa Clara County Superior Court Local Civil Rules and use proper forms. You can get legal information, view the rules and get forms, free of charge, from the Self-Service Center at 99 Notre Dame Avenue, San Jose (408-882-2900 x-2926), or from:
•	State Rules and Judicial Council Forms: www.courtinfo.ca.gov/forms and www.courtinfo.ca.gov/rules

•	Local Rules and Forms: www.sccsuperiorcourt.org/civil/rule1toc.htm

•	Rose Printing, 49 N. First St., San Jose (408-293-8177)
For other local information, visit the Court’s Self-Service website www.scselfservice.org and select “Civil.”
CASE MANAGEMENT CONFERENCE (CM C): You must meet with the other parties and discuss the case, in person or by telephone, at least 30 calendar days before the CMC. You must also fill out, file and serve a Case Management Statement (Judicial Council form CM-110) at least 15 calendar days before the CMC. You or your attorney must appear at the CMC. You may ask to appear by telephone — see Local Civil Rule 8.

Your Case Management Judge is: Hon. Jack Komar for all purposes                               DEPT: 17C
The first CMC is scheduled as follows: (Completed by Clerk of Court)

Date: NOV 8, 2005	Time: 10:00 am	Dept.: 17C
The next CMC is scheduled as follows: (Completed by party if the first CMC was continued or has passed)

Date:	Time:	Dept.:
ALTERNATIVE DISPUTE RESOLUTION (ADR): If all parties have appeared and filed a completed ADR Stipulation Form (local form CV-5008) at least 15 days before the CMC, the Court will cancel the CMC and mail notice of an ADR Status Conference. Visit the Court’s website at www.sccsuperiorcouft.org/civil/ADR/or call the ADR Administrator (408-882-2100 x-2156) for a list of ADR providers and their qualifications, services, and fees.
WARNING: Sanctions may be imposed if you do not follow the California Rules of Court or the Local Rules of Court.

Form CV-5012	CIVIL LAWSUIT NOTICE
Rev. 1/01/04

SANTA CLARA COUNTY SUPERIOR COURT
ALTERNATIVE DISPUTE RESOLUTION
INFORMATION SHEET

     Many cases can be resolved to the satisfaction of all parties without the necessity of traditional litigation, which can be expensive, time consuming, and stressful. The Court finds that it is in the best interests of the parties that they participate in alternatives to traditional litigation, including arbitration, mediation, neutral evaluation, special masters and referees, and settlement conferences. Therefore, all matters shall be referred to an appropriate form of Alternative Dispute Resolution (ADR) before they are set for trial, unless there is good cause to dispense with the ADR requirement.
What is ADR?
     ADR is the general term for a wide variety of dispute resolution processes that are alternatives to litigation. Types of ADR processes include mediation, arbitration, neutral evaluation, special masters and referees, and settlement conferences, among others forms.
What are the advantages of choosing ADR instead of litigation?
     ADR can have a number of advantages over litigation:
<	ADR can save time. A dispute can be resolved in a matter of months, or even weeks, while litigation can take years.

<	ADR can save money. Attorneys’ fees, court costs, and expert fees can be reduced or avoided altogether.

<	ADR provides more participation. Parties have more opportunities with ADR to express their interests and concerns, instead of focusing exclusively on legal rights.

<	ADR provides more control and flexibility. Parties can choose the ADR process that is most likely to bring a satisfactory resolution to their dispute.

<	ADR can reduce stress. ADR encourages cooperation and communication, while discouraging the adversarial atmosphere of litigation. Surveys of parties who have participated in an ADR process have found much greater satisfaction than with parties who have gone through litigation.
What are the main forms of ADR offered by the Court?
<	Mediation is an informal, confidential process in which a neutral party (the mediator) assists the parties in understanding their own interests, the interests of the other parties, and the practical and legal realities they all face. The mediator then helps the parties to explore options and arrive at a mutually acceptable resolution of the dispute. The mediator does not decide the dispute. The parties do.

<	Mediation may be appropriate when:
<	The parties want a nonadversary procedure

<	The parties have a continuing business or personal relationship

<	Communication problems are interfering with a resolution

<	There is an emotional element involved

<	The parties are interested in an injunction, consent decree, or other form of equitable relief
<	Arbitration is a normally informal process in which the neutral (the arbitrator) decides the dispute after hearing the evidence and arguments of the parties. The parties can agree to binding or non-binding arbitration. Binding arbitration is designed to give the parties a resolution of their dispute when they cannot

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agree by themselves or with a mediator. If the arbitration is non-binding, any party can reject the arbitrators decision and request a trial.

Arbitration may be appropriate when:
<	The action is for personal injury, property damage, or breach of contract

<	Only monetary damages are sought

<	Witness testimony, under oath, is desired

<	An advisory opinion is sought from an experienced litigator (if a non-binding arbitration)
<	Neutral evaluation is an informal process in which a neutral party (the evaluator) reviews the case with counsel and gives a non-binding assessment of the strengths and weaknesses on each side and the likely outcome. The neutral can help parties to identify issues, prepare stipulations, and draft discovery plans. The parties may use the neutrals evaluation to discuss settlement.

<	Neutral evaluation may be appropriate when:
<	The parties are far apart in their view of the law or value of the case

<	The case involves a technical issue in which the evaluator has expertise

<	Case planning assistance would be helpful and would save legal fees and costs

<	The parties are interested in an injunction, consent decree, or other form of equitable relief
<	Special masters and referees are neutral parties who may be appointed by the court to obtain information or to make specific fact findings that may lead to a resolution of a dispute.

Special masters and referees can be particularly effective in complex cases with a number of parties, like construction disputes.

<	Settlement conferences are informal processes in which the neutral (a judge or an experienced attorney) meets with the parties or their attorneys, hears the facts of the dispute, and normally suggests a resolution that the parties may accept or use as a basis for further negotiations.

Settlement conferences can be effective when the authority or expertise of the judge or experienced attorney may help the parties reach a resolution.
What kind of disputes can be resolved by ADR?
     Although some disputes must go to court, almost any dispute can be resolved through ADR. This includes disputes involving business matters; civil rights; corporations; construction; consumer protection; contracts; copyrights; defamation; disabilities; discrimination; divorce, custody, and other family matters; employment; environmental problems; harassment; health care; housing; insurance; intellectual property; labor; landlord/tenant; media; medical malpractice and other professional negligence; neighborhood problems; partnerships; patents; personal injury; probate; product liability; property damage; real estate; securities; and sports, among other matters.
     Where can you get assistance with selecting an appropriate form of ADR and a neutral for your case, for information about ADR procedures, or for other questions about ADR?

Contact:
Santa Clara County Superior Court	Santa Clara County DRPA Coordinator
ADR Administrator	408-792-2669
408-882-2530
Revised 12/9/02

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